
Chevron                                                                                     Exhibit 10.20
               WARREN PETROLEUM COMPANY                                                     PRODUCT SALES AGREEMENT
               A Division of Chevron U.S.A. Inc.

Prepare in original and four copies.
- -------------------------------------------------------------------------------------------------------------------
 Purchaser                                                            Confirming Arrangements Made With
     Empire Gas Corporation                                             Paul Lindsay
- -------------------------------------------------------------------------------------------------------------------
 Address                                                              Arrangements Made by          Date
     P.O. Box 303                                                       L.C. Shull                   6/1/93
- -------------------------------------------------------------------------------------------------------------------
     Lebanon, MO  65536                                               Warren No.                    Purchaser No.

                                                                         No. S 58558
- -------------------------------------------------------------------------------------------------------------------
 1.  Warren will sell the following during period of: 6/1/93 and thereafter (See Item No. 6 below)
- -------------------------------------------------------------------------------------------------------------------
          Product                       Quantity                  Delivery Point             Product Sale Price
- -------------------------------------------------------------------------------------------------------------------
        Description            Approx. Bbls.      Measurement.       Location             Methods     Cents/Gallon
                            (net @ 60 Degrees F)    (see 2)                               (see 3)
- -------------------------------------------------------------------------------------------------------------------
 Commercial Propane         See                   AV1                       Millis, WY
- --------------------------------------------------------------             ----------------------------------------
                            Attachment                         Origin
- --------------------------------------------------------------             ----------------------------------------
                            A
- -------------------------------------------------------------------------------------------------------------------
                                                                            Nampa, ID     AV1          See
- -------------------------------------------------------------------------------------------------------------------
                                                               Destination                             Attachment
- --------------------------------------------------------------             ----------------------------------------
                                                                                                       A
- -------------------------------------------------------------------------------------------------------------------
 2.  Measurement (See General Provisions, Item 2)      Basis:  V -- Volumetric per API Tables 23 and 24 or 23A and
     A. Trucks           D. Ship or Barge                           24A or 5A and 6A
     ---------           E. Inventory Transfer                 M -- Mass per GPA 8182
     B. Tank Cars        F. Other _________________            1 -- Origin   2 - Destination
     C. Pipeline
- -------------------------------------------------------------------------------------------------------------------
 3.  Methods

     A. Trucks           D. To Ship or Barge      F.  Other ___________________
     ---------           E. Inventory Transfer
     B. To Tank Car
     C. To Pipeline
- -------------------------------------------------------------------------------------------------------------------
 4.  Specifications

     Commercial Propane, as per GPA specifications
- -------------------------------------------------------------------------------------------------------------------
 5.  Product:  /X/  Stenched       / /  Unstenched
- -------------------------------------------------------------------------------------------------------------------
 6.  Terms
     / /  Expires on ________________   /X/  Until 5/31/94 and continuing year to year thereafter unless and until cancelled at the end of any year by either party giving the other at least 60 days written notice prior to the proposed termination date.
- -------------------------------------------------------------------------------------------------------------------
 7.  Warren sends statements, invoices and shipping documentation to
     Same as above
- -------------------------------------------------------------------------------------------------------------------
 8.  Terms of Payment
     Net 10 days from date of invoice.
- -------------------------------------------------------------------------------------------------------------------
 9.  Special Provisions

     The terms and conditions set forth in Attachment A to this Agreement are incorporated herein by reference and made a part of this Agreement.
- -------------------------------------------------------------------------------------------------------------------
 10. In addition to the above terms and conditions, the General Provisions of this Product Sales Agreement as set forth on the reverse side hereof are incorporated herein by reference and made a part of this Agreement.
- -------------------------------------------------------------------------------------------------------------------
 If you are in agreement with the foregoing terms and conditions, please so indicate by signing below and returning one copy of the Agreement to Warren.
- -------------------------------------------------------------------------------------------------------------------
 Accepted and Agreed to                                        Warren Petroleum Company
                                                               A Division of Chevron U.S.A. Inc.
- -------------------------------------------------------------------------------------------------------------------
 By  /s/ Earl Noe                                              By  /s/  J.L. Gawronski
- -------------------------------------------------------------------------------------------------------------------
 Title                                       Date              Title
                                                               J.L. Gawronski, Manager, Western District
- -------------------------------------------------------------------------------------------------------------------

                             PRODUCT SALES AGREEMENT
                               GENERAL PROVISIONS

1.   DELIVERIES
     A. When delivery is point of origin, delivery shall be deemed to have been completed:
          1. To ships or barges when the product has passed the vessel's loading flange;
          2. To tank trucks when the product has actually been delivered into the truck;
          3.   To tank cars when the carrier accepts the same for shipment;
          4.   To pipelines upon metering of the product.
     B. When delivery is point of destination, delivery shall be deemed to have been completed;
          1. From ships or barges when the product has passed the vessel's discharge flange;
          2. From tank trucks when truck has been placed at buyer's facilities for unloading;
          3.   From tank cars when carrier delivers same at the destination;
          4.   From pipeline upon metering of the product.
     C. When by an in-line product transfer, delivery shall be deemed to have been completed upon execution of the order by the pipeline carrier.
     D. If any common or contract carrier trucks are used, Warren shall not be liable to Buyer for quantity or quality of product. After completion of loading at the point of origin, Buyer agrees that the handling, care or use of product delivered as herein provided shall thereafter be at Buyer's sole risk and expense.
2. MEASUREMENT -- Measurement shall be done in the manner customarily utilized at the point of delivery so long as it is in accordance with one of the following alternatives.
     A. On all deliveries into/out of tank cars, the quantity shall be determined by official tank car capacity tables, meters with no vapor return, or by weighing, in accordance with GPA Publication 8162 and all revisions thereof.
     B. On all deliveries into/out of transport and tank truck equipment, quantities shall be determined by meter with no vapor return, slip tube, rotary gauging device or weighing, in accordance with GPA Publication 8162 and all revisions thereof.
     C. On all deliveries into/out of pipeline, quantity shall be determined by turbine or positive displacement pipeline meter in accordance with API Manual of Petroleum Measurement Standards and all revisions thereof.
     D. On all deliveries to/from ships or barges, shore tank or turbine or positive displacement meter measurements shall determine quantity, unless otherwise agreed upon. Use of meters shall not allow vapor return.
     E. All quantities shall be corrected to 60 degrees Fahrenheit and equilibrium vapor pressure at 60 degrees Fahrenheit.
     F. Volume and compressibility correction factors shall be determined from referenced API tables or computer programs used to generate these tables.
3. PASSAGE OF TITLE AND WARRANTY OF TITLE -- Title to the product and risk of loss shall pass to Buyer upon delivery. Warren warrants to Buyer that it has title to the product(s) delivered by it hereunder and the right to deliver same, and agrees to indemnify, defend and hold the Buyer harmless from and against any loss, claim or demand by reason of any failure of such title or breach of this warranty. Except as set forth in this paragraph 3 and elsewhere herein, WARREN MAKES NO OTHER WARRANTY WITH RESPECT TO THE PRODUCT OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.
4. TAXES -- Any tax, duty, toll, fee, impost, charge or other exaction, or the amount equivalent thereto, nor or hereafter imposed, levied or assessed by any governmental authority upon, measured by, incident to or as a result of the transaction herein provided for, or the transportation, importation, production, manufacture, use or ownership of the goods or source materials thereof which are the subject matter of this Agreement, shall, if collectible or payable by Warren, be paid by Buyer on demand by Warren. Notwithstanding the foregoing, it is understood and agreed that any personal property taxes levied or assessed by any governmental authority upon the value of the products covered by this Agreement shall be paid by the party having title thereto at the time of such assessment. Buyer shall furnish Warren proper exemption certificate where tax exemption is claimed on any or all product(s) delivered hereunder, or shall pay such taxes.
5. FUTURE OBLIGATIONS -- Supplier/Purchaser Relationship -- This Agreement is freely entered into between the parties hereto. It does not reflect or grow out of any previously existing legal obligation which either party may have to the other to supply any petroleum product. Part of the consideration for this Agreement is each party's express agreement that neither party expects or desires that this Agreement form the basis of any additional future obligation of either party to supply any petroleum product to the other. To the extent that under present or future laws or regulations this Agreement may give rise to such obligations, each party hereby waives in advance its right to enforce any such obligation and upon submittal of written notice of termination by one party to the other under this Agreement, it is agreed that both parties intend to terminate any such additional future supplier/buyer relationship which may be created by this Agreement under such laws or regulations. Additionally, at any time hereafter, the parties agree to submit and/or execute documentation in compliance with the then applicable laws and regulations as may be necessary to evidence said termination insofar as the parties are concerned. The parties further agree to obtain any other consents or authorization required under the then applicable laws and regulations insofar as reasonably possible to give effect to the intent hereof.
6. GOVERNMENT REGULATIONS & LAW -- Warren warrants that the product it delivers hereunder will be produced and delivered in full compliance with all applicable federal and state laws and regulations and all Presidential Proclamations which may be applicable. This agreement shall be construed in accordance with the laws of the State of Oklahoma including the Uniform Commercial Code. Buyer agrees to comply with the provisions contained in Exhibit "A" attached hereto, to the extent that such provisions are legally applicable to Buyer.
7. FORCE MAJEURE -- If either party is rendered unable, wholly or in part, to perform its obligations under this Agreement (other than to make payments due hereunder) due to force majeure, defined herein as acts of God, flood, fire, explosion or storm; transportation difficulty, strike, lockout or other industrial disturbance; war or any law, rule, order or action of any court or instrumentality of the federal or any state government; exhaustion, reduction or unavailability of products from one or more of the sources of supply from which deliveries are normally made hereunder, or exhaustion or unavailability or delay in delivery of any material or product necessary in the manufacture of the product(s) deliverable hereunder; or any other cause or causes beyond its control whether similar or dissimilar to those stated above, then in any such event, it is agreed that the affected party shall give promptly after the occurrence of force majeure notice and full particulars of such force majeure to the other party, the obligations of the affected party shall be suspended for the duration of such inability to perform but for no longer period, and such cause shall, so far as possible, be remedied with all reasonable dispatch. Force majeure shall also include the failure of any third party pipeline, through no fault of the parties hereto, to accept the referenced products for transportation to or from Warren's facilities.
8. ASSIGNMENT -- This Agreement shall extend to and be binding upon the parties hereto, their heirs, executors, administrators, successors and assigns; but it is expressly agreed that neither party shall voluntarily assign this Agreement without the prior written consent of the other.
9. NOTICE -- Any notice hereunder shall be in writing and shall be delivered personally, by mail, by telex, or by telegram to the address first hereinabove set forth, unless changed by notice. Such notice shall be deemed to have been given on the date of the delivery thereof.
10. WAIVER -- The waiver by either party of the breach of any provisions hereof by the other party shall not be deemed to be a waiver of the breach of any other provision or provisions hereof or of any subsequent or continuing breach of such provisions or provisions.
11. ALTERATIONS -- No oral promises, agreements or warranties shall be deemed a part hereof, nor shall any alteration or amendment of this Agreement, or waiver of any of its provisions, be binding upon either party hereto unless the same be in writing, signed by the party charged.
12. INSPECTION -- Unless otherwise specified, Buyer will provide gauging, sampling, and testing at no charge to Warren. Either party may secure outside inspectors to perform this work and if this is done, the payments for these services will be shared equally among the parties unless some other arrangement for payment is mutually agreed upon.
13. MARINE PROVISIONS -- If delivery of any products hereunder is to be accomplished by waterborne transportation, the provisions set out in the "Marine Provisions" attached hereto and made a part hereof shall apply to such deliveries.
14. INVOICES AND TERMS OF PAYMENT -- Invoices will be prepared by Warren and transmitted to the Buyer from time to time during the month. Unless otherwise specified, payment is due within ten (10) days after receipt of invoice.
15. FINANCIAL RESPONSIBILITY -- If in the judgment of Warren the financial responsibility of Buyer becomes impaired or unsatisfactory, advance cash payments or acceptable security (including, but not limited to a letter of credit from a financial institution acceptable to Warren) shall be given by Buyer upon demand of Warren, and Buyer's failure to abide by the provisions of this Paragraph shall be considered a breach hereof and in such event payment for all products delivered hereunder shall be due and owing and shall be paid immediately, and Warren may without waiving any rights or remedies it may have, without further deliveries until such payment or security is received. Buyer's duty to provide the hereinabove credit assurance shall be a condition precedent to Warren's obligation to perform under this agreement.
16. CONFLICTS OF INTEREST -- No director, employee or agent of either party shall give or receive any commission, fee, rebate, gift or entertainment of significant cost or value in connection with this Agreement. Any representative(s) authorized by either party may audit the applicable records of the other party solely for the purpose of determining whether there has been compliance with this paragraph.
17. AUDIT -- Each party and its duly authorized representatives shall have access to the accounting records and other documents maintained by the other party which related to the product being delivered to the other party under this Agreement and shall have the right to audit such records once a year at any reasonable time or times during the term of this Agreement and for two years after the year in which this Agreement terminates. Neither party shall make claim on the other for any adjustment after said two-year period.
18. QUALITY -- Any requirements of customer pertaining to potential contaminants and/or specific hydrocarbon composition not listed in Warren's product specification must be identified by customer and allowable concentrations agreed to in writing by both parties prior to delivery of product to be effective under this Agreement.
19. WARREN'S TANK CARS -- Unless Warren's tank care are unloaded and returned to railroad, Buyer shall be liable to Warren for rental at the rate of _______________ for each day or fraction thereof in excess of _________ days (LPG cars). Tank cars shall not be diverted without Warren's written consent.
20. PRICES -- Prices at destination include allowance for transportation charges at lowest applicable common carrier rate between shipping point and actual destination. Warren reserves the right to add other shipping points and to change the shipping points on which destination prices are based. Notice of any such additions or changes in shipping points shall be given to Buyer in writing and unless objected to within ten days after receipt, said shipping points shall be deemed accepted by Buyer. Deletions of shipping points shall be made in like manner with like effect. Destination prices are subject to adjustment with changes in common carrier freight rates and any changes in applicable freight rates shall be for Buyer's account. Unless otherwise provided, if common carrier is employed, transportation charges shall be paid by consignee directly to carrier.

     If prices are based on quotations in industry publications, quotations published on dates of shipment shall apply. If no quotations of shipment are published in designated industry publication, the last previous quotations in such publication shall govern.

                                 ATTACHMENT A TO
                        PRODUCT SALES AGREEMENT No. 58558

1. SHORTAGE OF PRODUCTS. Due to uncertainties in the supply/demand situation, Warren may not have sufficient supplies of product to be delivered hereunder to meet the full requirements of all of its customers, contract or otherwise. Whenever that situation exists, Warren shall have, in addition to any other rights Warren may have under this Agreement, the right to reduce deliveries of such product on any basis which in Warren's opinion is equitable, allowing for such priorities to such classes of customers as Warren deems appropriate. If any such reduction occurs, Buyer shall have the option to terminate this Agreement as to any or all products by fifteen (15) day's notice, given within thirty (30) days of the notice of reduction.

2. PRODUCT HAZARDS. Buyer acknowledges receipt of Warren's Safety Bulletin for odorized propane and is knowledgeable of the hazards or risks in handling or using the product. Buyer warrants that Buyer shall inform its employees, contractors and customers of any hazards or risks associated with the product.

3. CONDUCT OF BUYER'S BUSINESS. Buyer in the performance of this Agreement is engaged in an independent business and nothing herein contained shall be construed as giving Warren any right to control Buyer in any way in its performance of its business. Warren has no right to exercise control over any of Buyer's employees. All employees of Buyer shall be entirely under the control and direction of Buyer who shall be responsible for their actions and omissions.

4. PAYMENT. If payment is not made within the time allowed under this Agreement, then Warren may charge interest on the unpaid balance at the lesser of 1 1/2% per month or the highest rate permitted by Oklahoma law and Warren shall be entitled to recover in any court in Oklahoma its reasonable costs of collection, including attorney's fees.

5. U.S. GOVERNMENT SUBCONTRACT REQUIREMENTS. If this contract is a subcontract under contract(s) with the United States Government, it incorporated by this reference, and each party shall always comply with, all provisions required by United States laws, regulations, and orders applicable to a covered subcontract, including (without limitation) those relating to equal employment opportunity, utilization of minority business enterprises, listing of employment openings, employment of the handicapped and maintenance of nonsegregated facilities.

6. PRICES. Product and freight prices hereunder may be changed at any time by Warren upon written notice effective when deposited in the United States mail, faxed or otherwise transmitted to customer. If any such notice shall increase Warren's price to Buyer at any shipping point or destination above Warren's highest price for such product or freight in effect during the elapsed portion of the calendar year in which Warren's notice is effective, Buyer may be written notice to Warren given and effective within fifteen (15) days from the date of Warren's notice, terminate this contract with respect to such shipping point or destination.

7. ODORIZATION. Unless otherwise specifically agreed in writing, Buyer hereby requests that the propane sold hereunder be odorized with 1.5lbs. of ethyl mercaptan per 10,000 gallons. Buyer warrants that compliance with its request will satisfy all applicable legal requirements, and agrees to monitor and maintain the stench at or above the legally required levels.

8. SALE OF BUSINESS. The Buyer agrees that in the event of a sale of its LP-gas business or substantially all of the assets used in its LP-business, Buyer will require the purchaser of such assets as a condition of the sale to assume the obligation of Buyer under this agreement.

9. TRADEMARK. Buyer acknowledges that the CHEVRON and WARRENGAS Trademarks are valuable property rights belonging to Chevron Corporation and its subsidiaries, including Chevron U.S.A. Inc. and that any use thereof by Buyer in connection with this agreement is solely for the purposes of advertising products obtained from such subsidiaries. Upon termination of this agreement, Buyer agrees that it will make no further use of such trademarks or any other mark name or designs confusingly similar herewith.

10. QUANTITY. During the term hereof, Buyer agrees to buy the product herein specified in monthly quantities of not less than the minimum set forth below and Warren agrees to sell said quantities to Buyer. Buyer shall purchase such quantities as evenly as possible during each month. If during any period of this agreement the quantity of product Warren is obligated to deliver to Buyer is prescribed by government rules, regulations or orders, then the quantity of product covered by this agreement shall be the quantity so prescribed for such period and Buyer agrees to buy and Warren agrees to sell such quantity.

                        Volume (In Thousands of Gallons)

                 Minimum      Maximum                       Minimum      Maximum

     April         20           30           October          20           30
                 -------      -------                       -------      -------
     May           20           30           November         20           30
                 -------      -------                       -------      -------
     June          20           30           December         20           30
                 -------      -------                       -------      -------
     July          20           30           January          20           30
                 -------      -------                       -------      -------
     August        20           30           February         20           30
                 -------      -------                       -------      -------
     September     20           30           March            20           30
                 -------      -------                       -------      -------

     For the purpose of determining compliance with the above quantity schedule, purchase of product shall be allocated to the month in which shipment is made. Should either party fail to comply in any amount with the above schedule, the other party may elect to terminate this agreement by mailing notice of such termination on or before the 20th day of the succeeding month. If the Buyer fails to purchase 100% of the above specified minimum monthly quantities during any month or months and Warren does not elect to terminate this agreement, Warren shall not be obligated hereunder to sell to Buyer in any of the succeeding six months more than one and one half times the average monthly quantity which Buyer actually purchased during the preceding six-month period.
     When delivery is into tank trucks furnished by Buyer, the delivery ticket showing the quantity delivered shall be signed by the loader as the agent of Warren and by the truck driver as the agent of the Buyer; such quantities shall be conclusively presumed to have been delivered to Buyer.
     On or before the 1st day of each month Buyer shall inform Warren of quantities required during such month, delivery dates, and when applicable, destinations of each shipment, Warren shall not be obligated to ship less than a tank car or tank truck load.

11.  METHOD OF DELIVERY:                   By tank trucks furnished by Buyer.
                              -----------
                                   X       By tank trucks furnished by Warren.
                              -----------
                                           By tank trucks furnished by _________
                              -----------  with a capacity of ____ gallons each.

                                PRICE INFORMATION

                      Prices in effect as of   6/1  , 1993
                                             -------

          Sale based on / / shipping point price or X destination price


     Shipping or                                               Price in
    Pricing Points       Destinations        Product        cents/ gallons      Freight Charges

     Millis, Wy          Nampa, ID        Comm. Propane      *31.00 CENTS        *10.65 CENTS

*Price subject to change

Chevron                  Warren Petroleum Company
                         112 J. Street, Suite 300
                         Sacramento, CA 95814
                         916-557-1088
                         FAX 916-557-1093

Marketing Department

                                  July 22, 1993



Mr. Paul Lindsay
Empire Gas Corporation
P.O. Box 303
Lebanon, MO  65536


Dear Paul:

Enclosed please find four (4) copies of an Indemnity Agreement which should be attached to our Product Sales Agreements 58558 and 58559. After executing the agreements, please return the pink copies to our office.

Thank you for your prompt attention to this matter.

                         Sincerely,

                         /s/ Leslie C. Shull

                         L.C. Shull
                         Sales Representative
                         Western District D&I Sales

LCS:ec

Enclosures

                               INDEMNITY AGREEMENT


Warren Petroleum Company and Empire Gas Corporation shall each indemnify, and hold harmless the other, its agents and employees, from and against each and every claim, demand, or cause of action and any and all liability, costs, expense (including, but not limited to, reasonable attorney's fees), damage, or loss in connection therewith which may be made or asserted by that party or any third parties on account of personal injury, death, or property damage caused by, arising out of, or in any way incidental to or in connection with that party's performance under the Contract (whether such performance was complete, partial, or nonexistent), but only if such injury, death or property damage is the result of that party's fault or negligence.

Any party hereto having a claim for indemnification against the other party shall give written notice specifying the nature and amount of such claim as soon as possible after the claim is asserted, and no such claim shall be waived or forfeited by either party's failure to give such notice within a certain period of time unless notice is not given prior to trial or settlement of the claim or as required by law.



7-15-93


Sales Agreement 58558



/s/ J.L. Gawronski   /s/ Earl Noe
- ------------------  -------------
Warren              Empire Gas
Petroleum
Company